Exhibit 32.1

CERTIFICATION PURSUANT TO RULES 13A-14(B) OR RULE 15D-14(B)
OF THE SECURITIES EXCHANGE ACT AND 18 U.S.C. § 1350

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of Sunbelt Bancshares, Inc., that, to his or her knowledge, the Quarterly Report of Sunbelt Bancshares, Inc. on Form 10-QSB for the period ended March 31, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Sunbelt Bancshares, Inc.. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-QSB. A signed original of this statement has been provided to Sunbelt Bancshares, Inc. and will be retained by Sunbelt Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 20, 2005

/s/ Jerry Burnett

Jerry Burnett
Chief Executive Officer

/s/ Cindy Swindle

Cindy Swindle
Chief Financial Officer